                                     LEASE

                             180 Rose Orchard Way
                             San Jose, California
              (For a portion of Building E at Technology Centre)

                LANDLORD:  Metropolitan Life Insurance Company
                             a New York corporation

                    TENANT:  Digital Microwave Corporation
                           a Delaware corporation

                                     LEASE

                            BASIC LEASE INFORMATION
-------------------------------------------------------------------------------

A. REFERENCE DATE:                         April 5, 1995

B. LANDLORD:                               Metropolitan Life Insurance Company
                                           a New York Corporation

C. TENANT:                                 Digital Microwave Corporation
                                           a Delaware Corporation

D. TRADE NAME (if any):

E. GUARANTOR (if any):                     N/A

F. PREMISES (Paragraph 1, Exhibit A):
     Approximately 12,333 square feet of Rentable Area, known as 180 Rose Orchard Way, located in the City of San Jose, County of Santa Clara, State of California, more particularly described as Building E in Exhibit A hereto.

   Project:

     The building, other buildings, landscaping, parking spaces, roadways and walkways on the land commonly known as Technology Centre, San Jose, California. A general site plan of the plan of the Project is set forth in Exhibit A hereto.

G. PARKING SPACES (Paragraph 29):
     Nonexclusive use of 52 Parking Spaces.

H. TERM (Paragraph 2):
     Projected Commencement Date:          June 1, 1995
     Expiration Date:                      September 30, 2001

I. BASE ANNUAL RENT (Paragraph 5):
     Advance Rent payable upon Tenant's execution: eight thousand nine hundred forty one dollars and forty two cents ($8,941.42).

     Base Annual Rent: One hundred seven thousand two hundred ninety seven dollars and four cents ($107,297.04).

     Monthly Installments:
          Months 1 through 75: Eight thousand nine hundred forty one dollars and forty two cents ($8,941.42).

J. PERMITTED USE (Section 4.1):
     Subject to the prohibition of Hazardous Material and other limitations and provisions of this Section, the Premises shall be used only for general office, research and development, light manufacturing and assembly.

K. ADDRESS FOR NOTICES (Paragraph 38):


   To Landlord:                            With Copies to:
   Metropolitan Life Insurance Company     Metropolitan Life Insurance Company
   One Madison Avenue                      101 Lincoln Centre Drive, 6th Floor
   New York, New York  10010               Foster City, California 94404
   Attention:  Senior Vice President       Attention:  Assistant Vice President



To Tenant:

BEFORE COMMENCEMENT DATE:                  AFTER COMMENCEMENT DATE:

Digital Microwave Corporation              Digital Microwave Corporation
170 Rose Orchard Way                       180 Rose Orchard Way
San Jose, California 95134                 San Jose, California 95134
Attention:  Vice President                 Attention:  Vice President


L. TAXES AND OPERATING COSTS (Paragraph 7, 8 and 9)
     Tenant's Proportionate Share of Building:    22.38%
     Tenant's Proportionate Share of Project:      3.15%
     Tenant's Proportionate Share of Lot:         22.36%

M. SECURITY DEPOSIT (Article 24):
     Eight thousand nine hundred forty one dollars and forty two cents ($8,941.42).

N. BROKER(S) (Paragraph 34):

     Commercial Property Services Co.
     1740 Technology Drive, Suite 180
     San Jose, California 95110
     Attention:  Sutton Roley

     License No. 00707261

   COOPERATING BROKERS:
     Parrish Colliers International
     1960 The Alameda, Suite 100
     San Jose, California 95110
     Attention:  Martin A. Morici

     License No. 00490878

The General Lease Provisions identified above in parentheses are those provisions making reference to above-described Basic Terms. Each such reference in the General Lease Provisions each comprise a part of this lease, and in the event of any conflict between the Summary of Basic Terms and the General Lease Provisions, the latter shall control.



TENANT:                                 LANDLORD:

Digital Microwave Corporation           Metropolitan Life Insurance Company
a Delaware Corporation                  a New York Corporation


By:       /s/ CARL A. THOMSEN           By:       /s/ EDWARD J. HAYES
   -------------------------------         -------------------------------
             CARL A. THOMSEN                        EDWARD J. HAYES
   -------------------------------         -------------------------------
   Its:          VP - CFO                  Its:  Assistant Vice President
   -------------------------------          ------------------------------

                          TABLE OF CONTENTS


                                                                          PAGE
PARAGRAPH     DESCRIPTION                                               NUMBER

1.            Premises ............................................        1

2.            Term ................................................        1

3.            Construction of Premises ............................        1

4.            Acceptance by Tenant ................................        2

5.            Common Areas ........................................        2

6.            Rent ................................................        2

7.            Security Deposit ....................................        3

8.            Operation Expenses ..................................        3

9.            Taxes ...............................................        5

10.           Utilities ...........................................        6

11.           Use .................................................        6

12.           Compliance With The Law .............................        7

13.           Alterations and Additions ...........................        7

14.           Repairs and Maintenance .............................        9

15.           Waste ...............................................        9

16.           Liens ...............................................        9

17.           Assignment and Subletting ...........................       10

18.           Indemnity ...........................................       12

19.           Damage to Premises or Building ......................       13

20.           Tenant's Insurance ..................................       13

21.           Ad Valorem Taxes ....................................       14

22.           Waiver ..............................................       15

23.           Entry by Landlord ...................................       15

24.           Casualty Damage .....................................       16

25.           Condemnation ........................................       17

26.           Tenant's Default ....................................       19

27.           Remedies for Tenant's Default .......................       20

28            Surrender of Premises ...............................       21

29.           Default by Landlord .................................       22

30.           Parking .............................................       22

31.           Estoppel Certificate ................................       23

32.           Sale of Premises ....................................       23

33.           Subordination, Attornment ...........................       23

34.           Authority of Parties ................................       24

35.           Brokers .............................................       24

36.           Holding Over ........................................       24

37.           Rules and Regulations ...............................       25

38.           General Provisions ..................................       25

39.           Notices .............................................       28

40.           Intentionally deleted ...............................       28

41.           Cross Default .......................................       28

42.           Intentionally deleted ...............................       29

43.           Tenant's Right of First Opportunity to Negotiate ....       29

44.           Hazardous Materials .................................       31


                                  LIST OF EXHIBITS

Exhibit A. Property Description

Exhibit B  Tenant Improvements

Exhibit C  Rent Schedule

Exhibit D  Intentionally deleted

Exhibit E  Rules and Regulations

Exhibit F  Intentionally deleted

Exhibit G  Building G Lot

                                 TECHNOLOGY CENTRE
                                  LEASE AGREEMENT
                               (180 Rose Orchard Way)

    This Technology Centre Lease Agreement (180 Rose Orchard Way) ("Lease") is made and entered into as of April 5, 1995 ("Lease Date") by and between Digital Microwave Corporation, a Delaware corporation ("Tenant"), whose address is 170 Rose Orchard Way, San Jose, California 95134, and Metropolitan Life Insurance Company, a New York corporation ("Landlord"), whose address is 101 Lincoln Centre Drive, 6th Floor, Foster City, California 94404.

    This Lease sets forth the lease terms, covenants and conditions with respect to the Premises (as defined hereinbelow):

    The Basic Lease Information set forth on the cover page and this Lease are and shall be construed as a single instrument.

    1. PREMISES: Landlord hereby leases to Tenant and Tenant hereby leases from Landlord upon the terms and conditions contained herein the Premises in the Building included in Technology Centre, which are more particularly described in Exhibit A attached hereto and made a part hereof (the "Premises") and the tenant improvements (the "Tenant Improvements") thereon to be constructed in accordance with Exhibit B, attached hereto and made a part hereof. As hereinafter used in this Lease, the term "Building" shall refer to a portion of the entire structure in which the Premises are located, the term "Lot" shall refer to the Assessor's tax parcel on which the Building is situated, and the term "Project" shall refer to Technology Centre project as shown on Exhibit A.

    2. TERM: The term of this Lease (the "Term") shall be as shown in Item H of the Summary of Basic Terms and shall commence on the first to occur of seven days after the date on which Landlord substantially completes the construction of the Tenant Improvements in accordance with the Work Letter and tenders possession of the same to Tenant (regardless of whether Tenant takes possession of the Premises on such date), such earlier date as Tenant takes possession or commences use of the Premises for any purpose, other than as permitted under the Work Letter, or such earlier date required by the terms of the Work Letter or this Lease (the "Commencement Date"). As used herein, Landlord shall be deemed to have "substantially completed" the Tenant Improvements when the work of constructing the Tenant Improvements is complete, as stated in a notice prepared by Landlord's architect, notwithstanding that minor details of construction, mechanical adjustments or decorations which do not materially interfere with Tenant's use of the Premises (so-called "punchlist" items) remain to be performed or that Tenant's furniture, telephones, telecopiers, photocopiers, computers and other business machines or equipment have not been installed by Tenant. Notwithstanding the foregoing, the Commencement Date shall be advanced one
(1) day for each day of Tenant Delay, as defined in the Work Letter. The actual Commencement Date and the resulting expiration date (the "Expiration Date") shall be confirmed by Landlord in writing to Tenant upon such commencement.

    3. CONSTRUCTION OF PREMISES: Landlord shall have no obligation to improve, alter, repair or remodel the Premises for occupancy by Tenant. All existing installations and improvements in the nature of real property or fixtures shall be and remain the property of Landlord.

    4. ACCEPTANCE BY TENANT: Neither Landlord nor Landlord's representatives have made any representations or promises with respect to the Project, Building or the Premises except as herein expressly set forth. Tenant acknowledges and agrees: (a) that Tenant has been afforded ample opportunity to inspect the Premises and the Building, and has investigated their conditions to the extent Tenant desires to do so, including their environmental conditions, and (b) that Landlord has no obligation to remodel or to make any repairs, alterations or improvements to the Premises or the Building or remediate any condition therein, except as expressly provided in the Lease. Except as expressly provided in Paragraph 2 with respect to punchlist items, the taking of possession of the Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts the same in its then "As Is" conditions and that the Premises, the Building and the Project were in good and satisfactory condition at the time such possession was so taken, and that the Tenant Improvements are constructed in accordance with the criteria set forth in Exhibit B.

    5. COMMON AREAS: The term "Common Areas" shall refer to all areas and facilities outside the Premises and within the Project that are provided and designated by Landlord from time to time for the general nonexclusive use of Landlord, Tenant, and of other tenants in the Project and their representative employees, suppliers, shippers, customers, and invitees. Landlord hereby grants to Tenant, during the term of this Lease, the nonexclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rules, regulations, and restrictions governing the use of the Project. Under no circumstances shall the right granted herein to use the Common Areas be deemed to include the right to store any property in the Common Areas. Landlord reserves the right at any time to make alterations in or additions to the Project and to the Common Areas.

    6.  RENT:

        a. Tenant agrees to pay to Landlord as base rent for the Premises, without prior notice or demand, the amount of base rent set forth in the Basic Lease Information on the cover page and as shown on the Rent Schedule attached hereto as Exhibit C and made a part hereof. The term "Rent" as used herein shall mean all amounts payable to Landlord under this Lease whether or not characterized as Rent hereunder, including, but not limited to, the base rent set forth in Exhibit C, late charges, administrative fees, interest payments, as well as Tenant's, share of Operating Expenses, as specified in Paragraph 8, Taxes as specified in Paragraph 9, Utilities referred to in Paragraph 10 below, and the term "Rent" wh enever used herein refers to all these amounts.

        b. Rent shall be payable on or before the first day of each month, throughout the term of the Lease, except that the first month's Rent shall be paid upon the execution of this Lease. Rent for any period during the term hereof which is for less than one (1) month shall be a prorated portion of the monthly installment based upon a thirty (30) day month. Rent shall be paid in full without abatement, deduction, or offset. Tenant shall pay Rent to Landlord at 101 Lincoln

Centre Drive, 6th Floor, Foster City, California 94404, Attention: Assistant Vice President, or to such other person or at such other place as Landlord may from time to time designate in writing.

        c. The Rent has been established in contemplation that Tenant will occupy the Premises for the entire term. In the event of an assignment or sublease of the Lease, Landlord and Tenant have agreed that Landlord shall have the rights provided in paragraph 17 of this Lease and Tenant expressly acknowledges and agrees that such agreement was a material inducement to Landlord in establishing the Rent and that Landlord has relied on this agreement in executing this Lease.

    7. SECURITY DEPOSIT: Upon execution of this Lease, Tenant shall deposit with Landlord the sum shown in the Basic Lease Information on page 1 as security for the fall and faithful performance by Tenant of the provisions of this Lease (the "Security Deposit"). If Tenant is in default, Landlord may use the Security Deposit, or any portion of it, to cure the default or to compensate Landlord for all damage which Landlord may suffer by reason of Tenant's default. Tenant shall immediately on demand pay to Landlord a sum equal to the portion of the Security Deposit expended or applied by Landlord as provided in this paragraph so as to maintain the Security Deposit in the sum initially deposited with Landlord. At the expiration or termination of this Lease, Landlord shall return the Security Deposit to Tenant, less such amounts as are reasonably necessary to remedy Tenant's defaults in payment of Rent, to repair damages to the Premise caused by Tenant or to clean the Premises upon such termination, as soon as practicable thereafter.
Landlord's obligations with respect to the Security Deposit are those of a debtor and not a trustee. Landlord can maintain the security deposit separate and apart from Landlord's general funds or can commingle the Security Deposit with Landlord's general and other funds. Landlord shall not be required to pay Tenant interest on the Security Deposit.

    8.  OPERATING EXPENSES:

        a. As additional Rent, Tenant shall pay currently Tenant's proportionate share of all Operating Expenses which is that percentage set forth in the Basic Lease Information on page 1 as "Tenant's Proportionate Share of the Project" and "Tenant's Proportionate Share of the Building".
The term "Operating Expenses" means the total amounts paid or payable by Landlord or others on behalf of Landlord in connection with the ownership, maintenance, repair, and operation of the Premises, the Building, and the Project, and includes, but is not limited to, the amount paid for all hot and cold water, the amount paid for Project lighting; the amount paid for all labor and/or wages and other payments including cost to Landlord of Workmen's Compensation and disability insurance, payroll taxes, welfare and fringe benefits made to janitors, employees, building, managers, contractors, and subcontractors of the Landlord involved in the operation, maintenance, repair and restoration of the Building, the cost of maintenance and repair of the roof, landscaping, sidewalks, driveways, parking lots, fences and other exterior Common Areas; modifications to the Building occasioned by any rules, regulations, or laws effective subsequent to the Commencement Date; permits, licenses, and certificates necessary to operate and manage the Building; managerial fees and managerial, administrative, and telephone expenses related to the Building , the total charges of any independent contractors employed in the care and operation, maintenance, leasing; cleaning, repair, and restoration of the Building and the Project landscaping; the amount paid for all supplies, tools, equipment, and necessities which are occasioned by everyday wear and tear; the costs of window and exterior wall cleaning; the cost of accounting services necessary to compute the Rent and charges payable by tenants; legal, inspection, and consulting services; and the amount paid for premiums for all insurance required from time to time, by Landlord or Landlord's mortgages.

        b. Tenant acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or Project. Should Landlord elect to provide security protection for the Project, the cost of guards and other protection services shall be included within the definition of Operating Expenses.

        c. Operating expenses shall not, however, include interest on debt, capital retirement of debt, depreciation, expenses properly chargeable to capital account except for capital expenditures primarily designed to reduce operating expenses or as required or reasonably requested by governmental authority (which capital expenditures shall be amortized over such reasonable period. not exceeding five (5) years, as Landlord shall determine), and expenses directly chargeable by the Landlord to any tenant or tenants. The term "Operating Expenses" shall also not include (i) advertising costs, legal fees or brokerage commissions incurred in connection with entering into any lease; (ii) repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the design, materials or workmanship of the Building or Common Areas; (iii) damage and repairs attributable to fire or other casualty in excess of any deductible payable by Landlord pursuant to any insurance policy carried by Landlord, or to condemnation;
(iv) damage and repairs covered under any insurance policy carried by Landlord in connection with the Building or Common Areas in excess of any deductible; (v) damage and repairs necessitated by the sole active negligence or willful misconduct of Landlord or Landlord's employees, contractors or agents; (vi) executive salaries or salaries of service personnel to the extent that such service personnel perform services other than in connection with the management, operation, repair or maintenance of the Building or Common Areas; (vii) Landlord's general overhead expenses not related to the Building or Common Areas; (viii) legal fees, accountant fees and other expenses incurred in connection with disputes with other tenants or other tenants or other occupants of the Building or associated with the enforcement of any leases or defense of Landlord's title to or interest in the Building or any part thereof; (ix) any other expense which is in excess of those that would be reasonable incurred by prudent operators and managers of similar buildings in similar projects. The reference to "Building" in this paragraph shall include all corridors, lobbies, sidewalks, loading areas, and parking areas, if any, and driveways and other public areas in or around the Building. Notwithstanding the provisions of this paragraph 8, Tenant agrees that any cost or expense which arises from Tenant's particular use or occupancy of the Building shall be paid in full by Tenant upon demand from Landlord.

        d. Failure of Tenant to pay any of the foregoing amounts and charges shall constitute a default under the terms hereof in like manner as failure to pay Rent when due.

        e. The Operating Expense amounts set forth above shall be paid as follows: Landlord shall determine or estimate the amount due for the calendar year in which the Lease or occupancy commences. Commencing on the earlier of the Commencement Date or the date the occupancy commences, one twelfth (1/12) of the amount due or estimated by Landlord to be due shall be paid by Tenant to Landlord on the first day of each month of the remaining months of the calendar year. Thereafter, Landlord may estimate such increases as of the beginning of each calendar year and require Tenant to pay one-twelfth (1/12) of such estimated amount as additional Rent hereunder as of the first of each month. Not later than March 31st of the following calendar year or as soon thereafter as reasonably possible, including the year following the year in which this Lease terminates, Landlord shall endeavor to Furnish Tenant with a true and correct accounting of actual costs with respect to the items set forth above, which accounting shall be binding on Tenant, and within thirty (30) days of Landlord's delivery of such accounting, Tenant shall pay to Landlord the amount of any underpayment. Notwithstanding the foregoing failure by Landlord to give such accounting by such date shall not constitute a waiver by Landlord of its right to collect Tenant's share of any underpayment Landlord shall credit the amount of any overpayment of Tenant toward the next Rent falling due, or where the term of the Lease has expired, refund the amount of overpayment (less any other payments Tenant is obligated to make to Landlord under this Lease then due and payable) to Tenant. Landlord may upon notice to Tenant change from a calendar year period for estimating Operating Expenses to any other twelve (12) consecutive month period, and in the event of any such change Tenant's proportionate share of Operating Expenses shall be equitably adjusted. Landlord shall not recover, through Operating Expenses, any item of cost more than once.

        f. Tenant shall have the right on an annual basis to inspect Landlord's annual reconciliation of Operating Expenses in order to verify the accuracy of Landlord's allocation of Operating Expenses. To the extent of any overpayment by Tenant, Landlord shall credit the amount of such overpayment toward the next estimated monthly installment(s) falling due, or where the term of the Lease has expired, refund the amount of overpayment (less any other payments Tenant is obligated to make to Landlord under this Lease, than due and payable) to Tenant. To the extent such reconciliation shows an underpayment (the "Shortfall") of Operating Expenses, Tenant shall pay the Shortfall within five (5) business days of Landlord's request for payment. Under no circumstances shall Tenant withhold estimated payments of Operating Expenses or of the Shortfall, however Tenant shall have the right to inspect the invoices used in the preparation of Landlord's annual reconciliation. So long as the Operating Expenses are in conformance with this Paragraph 8 such accounting shall be binding on Tenant.

    9.  TAXES:

        a. Tenant shall pay as additional Rent Tenant's proportionate of all Taxes applicable to the land, improvements, fixtures, and equipment included within the Lot. Tenant's proportionate share of the Taxes is that percentage set forth in the Basic Lease Information on page 1 as "Tenant's share of the Lot". The term "Taxes" includes any form of assessment, general, special, ordinary or extraordinary, commercial rental tax, improvement bond or bonds, license fee, license tax, rental tax, levy, penalty, or tax other than inheritance or estate taxes imposed by any authority having the direct or indirect power of tax, including any city, county, state, or federal government or any school, agricultural, lighting, drainage, or other improvement district hereof, as against any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises are a part, as against Landlord's right to Rent or other income therefrom, or as against Landlord's business of leasing the Premises or the occupancy of Tenant, or any other tax, fee, or excise, however described, including any value added tar, or any tax or any tax imposed substitution, partially or totally, for any of the foregoing or otherwise. Taxes shall also include reasonable legal fees and costs incurred in connection with proceedings to contest, determine, or reduce taxes. The term "Taxes" shall not include (i) any state, local, federal, personal or corporate income tax measured by the income of Landlord from all sources or from sources other than rent alone; (ii) any franchise, succession or transfer taxes; or (iii) interest on taxes or penalties resulting from Landlord's failure to pay taxes.

        b. Taxes shall be paid as follows: Landlord shall determine or estimate the amount due for Tenant's share of the Taxes for the calendar year in which the Lease or occupancy commences. Commencing on the earlier of the Commencement Date or the date the occupancy commenced, one-twelfth (1/12) of the amount due or estimated by Landlord to be due shall be paid by Tenant to Landlord on the first day of each month of the remaining months of the calendar year. Thereafter, Landlord may estimate the amount of Tenant's share of the Taxes as of the beginning of each calendar year and require Tenant to pay one-twelfth (1/12) of such estimated amount as additional Rent hereunder as of the first of each month. As soon as reasonably possible after Landlord has received the tax bill for the year, Landlord shall endeavor to furnish Tenant with a true and correct tax statement, and within thirty (30) days of Landlord's delivery of such statement, Tenant shall pay to Landlord the amount of any underpayment. Landlord shall credit the amount if any overpayment of Tenant toward the next estimated monthly installment(s) falling due, or where the term of the Lease has expired, refund the amount of overpayment to Tenant.

        c. Tenant shall pay before delinquent all taxes assessed against and upon equipment, furniture, fixtures, and other personal property of Tenant.

    10. UTILITIES: Tenant shall be solely responsible for paying the cost of all utilities, including, but not limited to, sewer use and connection fees, water, gas, heat, electricity, telephone, and other utilities (the "Utilities") billed or metered separately to Tenant. Landlord may in its sole discretion at any time during the term of the Lease install or cause submeters to be installed or otherwise cause the Utilities to be separately metered for the Premises in which case Tenant shall reimburse Landlord any cost incurred as a result of the installation of the separate meter(s) and shall reimburse Landlord for Tenant's actual Utility use. If the Utilities are not separately billed to Tenant, Tenant shall pay to Landlord within fifteen (15) days after receiving a bill from Landlord a proportionate share of the Utilities billed to the Building. Tenant's proportionate share of the Utilities shall be that percentage set forth in the Basic Lease Information on page 1 as "Tenant's Share of the Building" or in Landlord's sole discretion the amount that is actually attributable to Tenant's use.

    11. USE: Tenant shall use the Premises solely for the uses set forth in the Basic Lease Information on page 1 and shall not use the Premises for any other purpose without obtaining the prior written consent of Landlord. Tenant warrants that it shall not make any use of the Premises which may cause contamination of the soil, the subsoil or ground water. Tenant shall not do, bring, or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises. If the rate of any insurance carried by Landlord is increased as a result of

Tenant's use, Tenant shall pay to Landlord within thirty (30) days before the date Landlord is obligated to pay a premium on the insurance, or within ten
(10) days after Landlord delivers to Tenant a certified statement from Landlord's insurance carrier stating that the rate increase was caused solely by an activity of Tenant on the Premises as permitted in this Lease, whichever date is later, a sum equal to the difference between the original premium and the increased premium.

          Tenant acknowledges that the Premises may become subject to certain covenants, conditions, and restrictions (the "CC&R's"). After CC&R's affecting the Project are recorded, Landlord shall deliver a copy of the same to Tenant and thereafter throughout the term of this Lease and any extensions thereof, Tenant shall faithfully and timely perform and comply with the CC&R's and any modification or amendments thereof. Tenant shall hold Landlord harmless and indemnify Landlord against any loss, expense, damage, attorney's fees, and costs or liability arising out of the failure of Tenant to so perform or comply with the CC&R's.

    12. COMPLIANCE WITH THE LAW: Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, zoning restriction, ordinance or governmental law or rule, regulation, or requirement of any duly constituted public authorities now in force or which may hereafter be enacted or promulgated or subject Landlord to any liability for injury to any person or property by reason of any business operation being conducted in or about the Premises. Tenant shall not store any hazardous materials on the Premises without the prior written approval of Landlord and shall not cause any hazardous materials to be placed in the sewage or any other drainage system in the Park. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements of any board or fire insurance underwriters or other similar bodies, now or hereafter constituted, relating to or affecting the condition, use, or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance, or governmental rule, regulation, or requirement, shall be conclusive of that fact as between Landlord and Tenant.

    13. ALTERATIONS AND ADDITIONS:

        a. Tenant shall not make or suffer to be made any alterations, additions, or improvements to or of the Premises, or any part thereof ("Alterations"), without first obtaining the written consent of Landlord.
Any Alterations to or of said Premises, including, but not limited to, wall covering, paneling, and built-in cabinet work, but excepting movable furniture and trade fixtures, shall on the expiration of the term become a part of the realty and belong to Landlord, and shall be surrendered with the Premises. Before such consent will be given Tenant shall submit detailed specifications, floor plans and necessary permits (if applicable) to Landlord for review. In no event shall any Alterations affect the structure of the Building or its facade. As a condition to its consent, Landlord may request adequate assurance that all contractors who will perform such work have in force workmen's compensation, and such other employee and public liability insurance as Landlord deems necessary to supplement the insurance coverage provided for in Paragraph 20 below, and where the Alterations are material, Landlord may require Tenant, or its contractors to post adequate completion and performance bonds. In the event Landlord consents to the making of any alterations to the Premises by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense, completed to the satisfaction of Landlord, and any contractor or person selected by Tenant to make the same must first be approved in writing by Landlord.

        b. In the event Landlord is required to make modifications to the Budding as the result of any rules, regulations, or laws promulgated by any governmental entity after the Commencement Date, such compliance by Landlord and the making of such alterations shall in no event entitle Tenant to any damages, relieve Tenant of its obligations to pay Rent, or be construed as a constructive eviction of Tenant.

        c. Tenant may make non-structural Alterations wholly within the Premises without the consent of Landlord if such Alterations shall cost less than $5,000; all non-structural Alterations costing in excess of $5,000 shall require the prior written consent of Landlord which consent shall not be unreasonably withheld; provided, however, that as a condition to the granting of Landlord's consent, Tenant shall pay to Landlord the unamortized cost of any tenant improvements installed and paid for (whether prior to or during the term of this Lease) by or on behalf of Landlord which Tenant proposes to remove by virtue of such Alterations. Tenant will advise Landlord at least five (5) business days prior to its commencement of Alterations to permit Landlord to post an appropriate notice of non-responsibility. Tenant will deliver to Landlord copies of as-built drawings upon completion of the Alterations.

        d. Subject to Tenant's right to leave (with Landlord's permission) Tenant Improvements in the Premises, Tenant shall save, indemnify and hold Landlord harmless from any loss, cost or expense whatsoever with respect to any alterations authorized pursuant to Paragraph 14a below. In addition, Tenant shall comply with the requirements of Landlord with respect to the time and manner of construction, the removal of debris and such other matters as Landlord shall reasonably require; whether or not Landlord shall be required to approve Alterations.

        e. At the same time Tenant submits detailed specifications. floor plans and necessary permits to Landlord for review for the purpose of obtaining Landlord's consent to any proposed Alterations Tenant may request Landlord to indicate whether or not such proposed Alterations is to be removed from the Premises upon the expiration of the Term of this Lease and whether Tenant is to perform all restoration made necessary by the removal of any such Alterations. In the event Tenant does not request Landlord to make such indication, or when Tenant does not obtain Landlord's prior consent to any Alterations pursuant to this Lease, Landlord shall have the right to require Tenant to remove any Alterations and to perform all restoration made necessary by such removal. Tenant shall have the right to remove any Alterations installed at its sole expense if such removal does not cause structural damage to the Building and if Tenant repairs any other damage to the Building caused by the installation or removal of said Alterations.

        f. Whether or not the Landlord has the right to approve in advance any Alterations, all such Alterations (i) shall be done in a good and workmanlike manner; (ii) shall be performed by contractors who or which shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld or unduly delayed and (iii) shall comply with all other terms, covenants and conditions of this Lease.

    14. REPAIRS AND MAINTENANCE:

        a. Tenant acknowledges that the Premises is in good, sanitary order, condition and repair. Tenant shall, at Tenant's sole cost and expense, maintain the Premises, and the areas adjacent thereto in good, clean and safe condition and repair. Without limiting the generality of the foregoing, Tenant shall be solely responsible for maintaining and repairing all plumbing, heating, air conditioning, ventilation, electrical fighting, ceilings, flooring, windows, doors, plate glass, skylights, and interior walls. Except as required for the maintenance and repair of the heating, ventilation and air conditioning systems, Tenant shall have no right of entry or access to the roof of the Building, and only qualified installation or repair personnel shall be permitted access to the roof for such purposes. Tenant shall obtain heating, ventilating, and air conditioning systems, preventative maintenance contracts with monthly service, which shall be subject to the reasonable approval of Landlord, paid for by Tenant and which shall provide for and include without limitation replacement of filters, oiling and lubricating of machinery, parts replacement adjustment of drive belts, oil changes, and other preventive maintenance; provided, however, that Tenant shall have the benefit of all warranties available to Landlord regarding the equipment in said systems. Landlord reserves the alternative right to procure and maintain heating, ventilating, and air conditioning systems, maintenance contracts and if Landlord so elects, Tenant shall reimburse Landlord, upon demand, for the cost thereof. Tenant waives the provisions of Sections 1941 and 1942 of the California Civil Code, and any similar or successor law regarding Tenant's right to make repairs and deduct the expenses of such repairs from the Rent due under this Lease.

        b. Landlord shall be responsible for all structural repairs to the Building and shall maintain the roof, sidewalks, and foundations of the Building in good, clean and safe condition and repair. Landlord shall be entitled to approve the sealing of any roof penetrations caused by any Alterations, which approval shall not be unreasonably withheld. Landlord shall also maintain all landscaping, driveways, parking lots, fences, signs, sidewalks and other exterior Common Areas of the Park.

        c. Tenant's obligation to repair shall not extend to (i) damage caused in whole or in part by the sole active negligence or willful misconduct of Landlord or Landlord's agents, employees, invitees or licensees, but only to the extent attributable to Tenant or such other parties; (ii) except as provided in Paragraph 24 of the Lease, damage due to fire, earthquake, acts of God, the elements or other casualty; or (iii) damage caused by Landlord's failure to comply with the provisions of this Lease, including Landlord's repair obligations.

    15. WASTE: Tenant shall not use the Premises in any manner that will constitute waste, nuisance, or unreasonable annoyance to owners or occupants of adjacent properties or to other tenants of the Building.

    16. LIENS: Tenant shall keep the Premises and the property on which the Premises are situated free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant. Landlord may require, at its sole option, that Tenant shall provide to Landlord, at Tenant's sole cost and expense, labor and materials or a completion bond in an amount equal to one and one-quarter (1-1/4) times any and all estimated cost of any improvements, additions, or alterations to the Premises, to insure Landlord against any liability for mechanics' and materialmens' liens and to insure completion of work.
Landlord may, at its election, and upon ten (10) days' notice to Tenant, remove any liens, in which case Tenant shall pay to Landlord the cost of removing the lien, including attorney's fees. Landlord shall have the right at all times to post on the Premises any notices permitted or required by law for the protection of Landlord, the Premises, or the Building from mechanics' and materialmens' liens.

    17. ASSIGNMENT AND SUBLETTING:

        a. Tenant shall not, either voluntarily or by operation of law, assign, transfer, mortgage, pledge, hypothecate, or encumber this Lease or any interest therein, nor sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld. Any attempted assignment, transfer, mortgage, encumbrance, or subletting without such consent shall be void and shall constitute a breach of this Lease without the need for notice to Tenant. Tenant shall give Landlord at least ninety (90) days' written notice of Tenant's desire to assign or sublet all or some portion of the Premises and the date on which Tenant wishes to make such assignment or sublease. The withholding of Landlord's consent to any assignment or sublease shall be deemed to have been reasonable if

             (i) the use to be made of the Premises by the proposed assignee or subtenant (1) is not consistent with the character or nature of all other tenancies in the Project or a use permitted under this Lease; (2) conflicts with any so-called "exclusive use" clause then given in favor of another tenant of the Project, or (3) would be prohibited by any other provision in this Lease (including but not limited to any Rules and Regulations then in effect; or

             (ii) the character, business history, moral stability, reputation or financial soundness and responsibility of the proposed assignee or subtenant are not reasonably satisfactory to Landlord; or

             (iii) the proposed assignee or subtenant is a then-existing or prospective tenant of the Project; or

             (iv) Landlord withholds its consent pursuant to any other provision of this Lease.

        (b) If Landlord's consent to the assignment or subletting cannot reasonably be withheld, Landlord shall then have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects either (i) to terminate this Lease as to that portion of the Premises so affected as of the date so specified by Tenant, in which event Tenant will be relieved of all further obligations hereunder as to such portions of the Premises, or (ii) to permit Tenant to make such assignment or sublease subject to the following:

             (1) Any such assignment, sublease or the like must be pursuant to a written agreement in a form acceptable to Landlord and must provide that such assignee, subtenant, or other transferee agrees to be bound by all the terms and conditions of this Lease. No sublease or assignment by Tenant shall relieve Tenant of any liability hereunder. Any sublease must provide that Tenant (Sublessor) has the right to reenter the Premises upon termination of such sublease. No subtenant shall further assign or sublet all or any part of the Premises without Landlord's prior written consent.

             (2) It is the intent of both Landlord and Tenant that the purpose of any assignment or sublease is to aid Tenant in meeting its obligations under this Lease and not to allow Tenant to gain financially from any such assignment or sublease. To this end it is agreed that fifty percent (50%) of any sums or other economic consideration received by Tenant as a result of any such assignment or sublease, whether denominated as rent under the assignment or sublease or otherwise (less (i) any rent or other payments received which are attributable to the cost of leasehold improvements made to the Premises or the portion thereof to be occupied by the assignee or subtenant for such assignee or subtenant amortized over the term of the assignment or sublease and paid for by Tenant and (ii) any legal fees and leasing commissions, if any, paid by Tenant amortized over the term of the assignment or sublease) which exceed in the aggregate the monthly payments of rent which Tenant is obligated to pay Landlord under this Lease (prorated if appropriate, to reflect obligations allocable to that portion of the Premises subject to any such sublease), shall be payable to Landlord as Rent under this Lease without affecting or limiting any other obligations of Tenant hereunder.

             (3) Tenant immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this lease, all Rent from any subletting of all or a part of the Premises as permitted by this Lease, and Landlord, as assignee and attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such Rent and apply it toward Tenant's obligations under this Lease, except that until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such Rent. Tenant shall be entitled to collect all rents from a permitted assignee or subtenant unless and until there occurs an event of default pursuant to Paragraph 26 of the Lease, and to promptly remit to Landlord the amount due under Paragraph 17b.(2). After the occurrence and during the continuance of a default by Tenant, Landlord shall have the right to collect all rents from any subtenant or assignee and the rents which would otherwise be payable to Tenant may be used by Landlord to offset any of Tenant's obligations under the Lease. Landlord and Tenant agree that neither the share of excess rents, if any, required to be paid pursuant to Paragraph 17b.(2) nor the incurrence of costs of assigning or subleasing for which Tenant does not receive reimbursement from rentals received by Tenant shall reduce or offset Tenant's obligations to pay Basic Rent under the Lease. Landlord and Tenant agree that neither the share of excess rents, if any, required to be paid pursuant to Paragraph 17b.(2) nor the incurrence of costs of assigning or subleasing for which Tenant does not receive reimbursement from rentals received by Tenant shall reduce or offset Tenant's obligations to pay Basic Rent under the Lease

        c. Landlord shall only have the right to terminate the Lease as provided in clause (i) of Paragraph 17b., as to that portion of the Premises affected by a proposed assignment or sublease if the term of such proposed assignment or sublease is twelve (12) months or longer, or if Tenant shall elect to assign or sublet more than twenty percent (20%) of the Premises at any one time.

        Notwithstanding the provision of the immediately preceding sentence, Landlord may not terminate the Lease as provided in clause (i) of Paragraph 17b., if a proposed sublease:

             (i)   is to commence in the second lease year;

             (ii)  is for less than twenty-four (24) months;

             (iii) is for no more than thirty-three percent (33%) of the Premises; and

             (iv) is otherwise in accordance with the provisions of this Lease.

        d. Any sale or transfer, including transfer by consolidation, merger or reorganization of the majority of the voting stock of Tenant if Tenant is a corporation or any sale or other transfer of a majority of the partnership interests in Tenant if Tenant is a partnership, shall not be an assignment for purposes of this Paragraph 17, provided the surviving entity (i) has a financial net worth at least equal to or greater than that of Tenant immediately prior to such sale or transfer and (ii) expressly agrees to be (or reaffirms its obligation to be) bound by all of the terms and conditions of this Lease. In the event these two conditions are not absolutely and unconditionally satisfied, any such sale or transfer shall be an assignment for the purposes of this Paragraph 17.

    18. INDEMNITY:

        a. Tenant shall indemnify and hold Landlord harmless against and from all claim arising from Tenant's use of the Premises for the conduct of Tenant's business or from any activity, work, or other thing done, permitted or suffered by Tenant in or about the Building and shall further indemnify and hold Landlord harmless against and from any and all claims directly arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of the Tenant or any officer, agent, employee, guest, or invitee of Tenant, and from all and against all costs, attorneys' fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon, and, in any case, action, or proceeding brought against Landlord by reason of any such claim. Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord or Landlord may, at its election, defend the same in which case Tenant shall reimburse Landlord for all costs incurred, including attorneys' fees. Tenant as a material part of the consideration to Landlord hereby assumes all risk or damage to property or injury to persons in, upon or about the Premises, except that Tenant shall not assume any risk for damage to Tenant resulting from the sole active negligence of Landlord or its authorized representatives.

        b. Nothing contained in Paragraph 18a. shall be deemed (i) to obligate Tenant to indemnify and hold Landlord harmless from damage, loss or injury arising from the sole active negligence or willful misconduct of Landlord, Landlord's officers, employees, agents, servants and contractors or from Landlord's failure to perform its obligations under this Lease or (ii) to be a waiver by Tenant of any claims or causes of action it may have against Landlord, Landlord's officers, employees, agents, servants or contractors for damage or injury caused by the sole active negligence or willful misconduct of Landlord, its agents, servants or employees. Tenant's obligation to indemnify Landlord and save Landlord harmless hereunder shall not apply to the extent that insurance carried by Landlord covers such loss and the proceeds thereof are actually received by Landlord.

    19. DAMAGE TO PREMISES OR BUILDING: All injury to the Premises or the Building caused by moving the property of Tenant or its employees, agents, guests or invitees into, in or out of the Building and all breakage done by Tenant or the agents, servants, employees, and visitors of Tenant, as well as any damage to the Premises or the Building due to the negligence of Tenant or its agents, servants, employees and visitors shall be repaired as determined by the Landlord at the expense of Tenant.

    20. TENANT'S INSURANCE:

        a. Tenant shall, at all times during the term of this Lease and at its sole cost and expense, maintain (i) Commercial General liability Insurance (including protective liability coverage on operations of independent contractors engaged in construction and also blanket contractual liability insurance) on an "occurrence" basis for the benefit of Tenant and Landlord as named insured against claims for "personal injury" liability including without limitation bodily injury, death, or property damage liability with a limit of not less than Three Million Dollars ($3,000,000) in the event of "personal injury" to any number of persons or of damages to property arising out of any one "occurrence"; such insurance may be furnished under a "primary" policy and an "umbrella" policy, provided that it is primary insurance and not excess over or contributory with any insurance in force for Landlord, and (ii) insurance against loss or damage by fire and such other risks and hazards as are insurable under present and future standard forms of fire and extended coverage insurance policies, to the personal property, furniture, furnishings and fixtures belonging to Landlord located in the Premises for not less than 100% of the actual replacement value thereof. Such insurance shall provide for a waiver of the insurer's right of subrogation against Landlord.

        b. Landlord shall procure at Tenant's expense: (i) Fire, Extended Coverage, and Vandalism and Malicious Mischief Insurance on the Building in an amount not less than the full replacement value thereof without Tenant being deemed a coinsurer under the terms of the applicable policy, and against such additional perils and for other amounts as may from time to time be required by Landlord without deduction for physical depreciation thereof, such insurance on the Premises shall contain the "Replacement Cost Endorsement"; (ii) in the event that such equipment is installed in the Premises, Boiler and Machinery Equipment Insurance in the amount of One Million Dollars ($1,000,000) or such greater amount as Landlord may at any time reasonably require, coveting boilers, pressure vessels, pressure piping, all major components of any central air conditioning or heating system, and such additional equipment as Landlord may at any time reasonably require; (iii) Business Interruption Insurance against loss of income by reason of any hazard covered under the insurance required under subsections a. and b. of this Paragraph 20 in an amount sufficient to avoid any coinsurance penalty, but in any event for not less than one year's gross Rent from the Premises; and (iv) such other insurance as may be reasonably required by Landlord from time to time in connection with the Building or tenant's activities in the Project including earthquake insurance, but only if earthquake insurance is customarily required to be obtained by institutional lenders on similar buildings in similar projects in the vicinity of the Project.

        c. All insurance Tenant is obligated to obtain under this Paragraph 20 shall (i) name Owner as an additional insured, (ii) be effected under policies issued by insurers which are rated A+7 or better by the latest issue of "Best Key Rating Guide", (iii) be in forms and for amounts approved by Landlord, and (iv) provide that Landlord shall receive thirty (30) days' written notice from the insurer prior to cancellation or change of coverage. Tenant shall deliver policies of such insurance or certificates thereof to Landlord on or before the Commencement Date, and thereafter at least thirty
(30) days before the expiration dates of expiring policies; and, in the event Tenant shall fail to procure such insurance or to deliver such policies or certificates, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord within ten (10) days after delivery to Tenant of bills therefore. Nothing contained in this Paragraph 20 shall in any way limit the extent of Tenant's liability under any other provisions of this Lease.

        d. As long as their respective insurers so permit, Landlord and Tenant hereby mutually waive their respective rights of recovery against each other from any loss insured by fire, extended coverage, and other property insurance policies existing for the benefit of the respective parties and to the extent of insurance proceeds collected. Each party shall obtain any special endorsements, if required by their insurer to evidence compliance with the aforementioned waiver. Provided, however, if Landlord's insurer charges an additional fee for such endorsement, said additional fee shall constitute an Operating Expense.

    21. AD VALOREM TAXES: Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon all Tenant's leasehold improvements, equipment, furniture, fixtures, and personal property located in the Premises, except that which has been paid for by Landlord and is the standard of the Building. In the event any or all of the Tenant's leasehold improvements, equipment, furniture, fixtures, and personal property shall be assessed and taxed with the Building, Tenant shall pay to Landlord its share of such taxes within ten
(10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property.

    22. WAIVER:

        a. No. delay or omission in the exercise of any right or remedy of Landlord on any default by Tenant shall impair such a right or remedy or be construed as a waiver.

        b. The subsequent acceptance of Rent by Landlord after breach by Tenant of any covenant or term of this Lease shall not be deemed a waiver of such breach, other than a waiver of timely payment for the particular Rent payment involved, and shall not prevent Landlord from maintaining an unlawful detainer or other action based on such breach.

        c. No act or conduct of Landlord, including without limitation the acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only a notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

        d. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

        e. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

        f. The review, approval, or inspection by Landlord of any item, to be reviewed, approved or inspected by Landlord under the terms of this Lease shall not constitute the assumption of any responsibility by Landlord for the accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use.

    23. ENTRY BY LANDLORD:

        a. Landlord reserves and shall at any and all reasonable times have the right to enter the Premises, inspect the same, supply any service to be provided by Landlord to Tenant hereunder, to submit the Premises to prospective purchasers or tenants, to post notices of non-responsibility, and to maintain and repair the Premises and any portion of the Building that Landlord may deem necessary or desirable, without abatement of rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be blocked thereby and further providing that die business of the Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, except to the extent Landlord fails to use due care for Tenant's property with due consideration to the circumstances requiring the entry to the Premises. IN NO EVENT SHALL LANDLORD EVER BE LIABLE TO TENANT FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, LANDLORD'S LIABILITY, IF ANY, BEING LIMITED TO TENANT'S ACTUAL DAMAGES AND OTHER TERMS OF THIS LEASE. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises without liability to Landlord. Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or be deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof.

        b. Landlord shall be (i) required to give at least 24 hours notice prior to entry of the Premises, except in the event of an emergency as perceived by Landlord or its employees or agents;. (ii) accompanied at all times by an employee of Tenant, except in the event of an emergency; (iii) required security regulations to comply with Tenant's reasonable, except in the event of an emergency, or in the event of Tenant's default under this Lease; and (iv) prohibited from showing the premises to prospective tenants except during the Last one hundred eighty (180) days of the Lease Term.

        c. Under no circumstances shall Landlord ever be liable to Tenant for the acts of any public agencies or bodies (such as police or fire department officials or employees) entering the Premises.

    24. CASUALTY DAMAGE:

        a. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall, in Landlord's reasonable opinion, be required, and such alterations or reconstructions cannot be completed within one hundred twenty (120) days from the date of the casualty (whether or not the Premises shall have been damaged by such fire or other casualty), or in the event any mortgagee under a mortgage or deed of trust covering the Building should require that the insurance proceeds payable as a result of said fire or other casualty be used to retire the mortgage debt, Landlord may, at its option, terminate this Lease and the term and estate hereby granted by notifying Tenant in writing of such termination within sixty (60) days after the date of such casualty, in which event the Rent shall be abated as of the date of such damage. If (i) the damage does not require substantial alteration or reconstruction; (ii) such alterations or reconstruction can be completed within one hundred twenty (120) days from the date of the casualty; or (iii) Landlord does not thus elect to terminate this Lease, then Landlord shall within ninety (90) days after the date of such damage commence to repair and restore the Building and shall proceed with reasonable diligence to restore the Building (except that Landlord shall not be responsible for delays outside its control) to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of Tenant's furniture and furnishings or fixtures and equipment removable by Tenant under the provisions of this Lease, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Building, nor shall Landlord in any event be required to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the fire or other casualty, Landlord shall not be liable for any inconvenience or annoyance to Tenant, or injury to the business of Tenant, resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a diminution of Rent (on a square footage basis during the time and to the extent the Premises are unfit for occupancy. If the Premises or any other portion of the Building are damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant's agents, employees, or invitees, the Rent shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

        b. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, the Building, Tenant's personal property, or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration. And if such fire or other casualty results from acts, omissions, or neglect of tenant or its agents, employees, invitees, or visitors, there shall be no abatement of rent as otherwise provided herein.

        c. Tenant hereby specifically waives any and all rights it may have under any law, statute, ordinance or regulation to terminate the Lease by reason of casualty or damage to the Premises or Building, and the parties hereto specifically agree that the Lease shall not automatically terminate by law upon destruction of the Premises. Except as otherwise provided in this Paragraph 24, Tenant hereby waives the provisions of Section 1932(2), 1933(4), 1941 and 1942 of the California Civil Code.

        d. If the Premises are damaged or destroyed and (i) cannot be rebuilt for Tenant's occupancy within one hundred twenty (120) days from the date of casualty as determined by Landlord's architect, or (ii) if there is less than two (2) years remaining on the lease term as of the date of the casualty, Tenant may at its option terminate this lease by written notice to Landlord of such termination. If Tenant's termination is pursuant to clause
(i) above, such notice shall be given within ten (10) days from the date of Landlord's architect's determination. If Tenant's termination is pursuant to clause (ii), such notice shall be given within ten (10) days of casualty. Time is of the essence with respect to Tenant's notice of termination.

    25. CONDEMNATION:

        a. If the whole or, on the sole opinion of Landlord, substantially the whole of the Premises should be condemned, or if any mortgagee under any deed of trust or mortgage covering the Building shall determine to apply condemnation proceeds to retire mortgage debt, then Landlord shall have the right to terminate this Lease as of the date when physical possession of the Building or the Premises is taken by the condemning authority.

        b. If less than the whole or, in the sole opinion of Landlord less than substantially the whole of the Building or the Premises is thus taken or sold, Landlord (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to Tenant within sixty
(60) days after the right of election accrues, in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by the condemning authority. If upon any such condemnation of less than the whole or less than substantially the whole of the Building or the Premises, and this Lease shall not be thus terminated, the Rent payable hereunder shall be diminished by an amount representing that part of the Rent as shall properly be allocable to the portion of the Premises which was so condemned and Landlord shall, at Landlord's sole expense, restore and reconstruct the Building and the Premises to substantially their former condition to the extent that the same, in Landlord's judgment, may be feasible, but such work shall not exceed the scope of the work done in originally constructing the Building, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation awarded upon a taking of any part or all of the Building or the Premises.

        c. In the event more than fifty percent (50%) of the Premises should be condemned or taken, Tenant may elect at any time with in thirty (30) days of the date of such condemnation or taking to cancel this Lease upon written notice to Landlord. and thereupon this Lease shall terminate upon the date specified in said notice, which date shall be no earlier than the date of the actual taking. Except as specifically provided in the previous sentence, Tenant hereby specifically waives any and all rights it may have under any law, statute, ordinance or regulation to terminate this Lease upon partial condemnation of the Premises or Building, and the parties hereto specifically agree that this Lease shall not automatically terminate upon condemnation.

        d. Subject to the rights of any mortgagee under a mortgage or deed of trust covering the Building, Landlord shall be entitled to and shall receive the total amount of any award made with respect to condemnation of the Premises or Building, regardless of whether the award is based on a single award or a separate award as between the respective parties, and to the extent that any such award or awards shall be made to Tenant or to any person claiming through or under Tenant, Tenant hereby irrevocably assigns to Landlord all of its rights, tide and interest in and to any such awards. No portion of any such award or awards shall be allocated to or paid to Tenant for any so called bonus or excess value of this Lease by reason of the relationship between the rental payable under this Lease and what may at the time be a fair market rental for the Premises, nor for Tenant's unamortized costs of leasehold improvements. The foregoing notwithstanding, and if Tenant be not in default for any reason, Landlord shall turn over to Tenant, promptly after receipt thereof by Landlord, that portion of any such award received by Landlord hereunder which is attributable to Tenant's fixtures and equipment which are condemned as part of the property taken but which Tenant would otherwise be entitled to remove, and the appraisal of the condemning authority with respect to the amount of any such award allocable to such items shall be conclusive.

        e. Landlord may, without any obligation or liability to Tenant and without affecting the validity and existence of this Lease other than as hereafter expressly provided, agree to sell and/or convey to the condemnor, without first requiring that any action or proceeding be instituted, or if such action or proceeding shall have been instituted, without first requiring any trial or hearing thereof (and Landlord is expressly empowered to stipulate to judgment therein), the Premises or portion hereof, sought by the condemnor free from this Lease and the rights of Tenant hereunder.

        f. If all or any portion of the Premises is condemned or otherwise taken for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all terms and covenants of this Lease, provided, however, Rent shall abate during such limited period in proportion to the portion of the Premises that is rendered unusable as a result of such condemnation or other taking.

        g. The words "condemnation" or "condemned" as used herein shall mean the taking for any public or quasi-public use under any governmental law, ordinance, or regulation, or the exercise of, or the intent to exercise, the power of eminent domain, expressed in writing, as well as the filing of any action or proceeding for such purpose, by any person, entity, body, agency, or authority having the right or power of eminent domain, and shall include a voluntary sale by Landlord to any such person, entity, body, agency, or authority, either under threat of condemnation expressed in writing or while condemnation proceedings are pending, and shall occur in point of time upon the actual physical taking of possession pursuant to the exercise of said power of eminent domain.

    26. TENANT'S DEFAULT: The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

        a. The abandonment of the Premises by Tenant or the vacation of the Premises by Tenant in breach of the provisions of Paragraph 41 of this Lease.

        b. The failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder as and when due, where such failure shall continue for a period of five (5) days after Tenant receives written notice of such failure, which five (5) days' notice shall be in lieu of three (3) days' notice provided for in Section 1161 of the California Code of Civil Procedure.

        c. Tenant's failure to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Tenant, other than as described in subparagraph b. above, where such failure shall continue for a period of ten (10) days after written notice thereof by Landlord to Tenant (which notice shall be in lieu of the three days' notice provided for in Section 1161 of the California Code of Civil Procedure); provided, however, that if the nature of Tenant's default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said ten
(10) day period and thereafter diligently prosecutes such cure to completion but in no event later than sixty (60) days after such written notice.

        d. The making by Tenant of any general assignment or general arrangement for the benefit of creditors, or the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days, or the attachment, execution, or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged in thirty (30) days.

        e. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of any involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease, and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligation under this Lease.

        f. The occurrence of any event which constitutes a default and breach under the 170 Rose Orchard Way Restated Lease, the 130 Rose Orchard Way Restated Lease or in the 110 Rose Orchard Way Restated Lease.

    27. REMEDIES FOR TENANT'S DEFAULT: In the event of Tenant's default, Landlord may:

        a. Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant:

             (i) the worth at the time of the award of any unpaid rent which had been earned at the time of such termination; plus

             (ii) the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided, plus

             (iii) the worth at the time of the award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss which Tenant proves could be reasonably avoided, plus

             (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom (including, without limitation, the cost of recovering possession of the Premises, expenses of reletting including necessary renovation and alteration of the Premises, reasonable attorney's fees, and real estate commissions actually paid and that portion of the leasing commission paid by Landlord and applicable to the unexpired portion of this Lease), plus

             (v) such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

As used in subsections (i) and (ii) above, the "worth at the time of award" shall be computed by allowing interest at the greater of ten percent (10%) per annum, or five percent (5%) per annum plus the rate prevailing on the twenty-fifth (25th) day of the month preceding the earlier of:

                  (1) the date on which it is deemed a contract to make a loan or forbearance herein was executed; or

                  (2) the date of making the loan or forbearance as established by the Federal Reserve Bank of San Francisco, on advances to member banks under SS 13 and 13a of the Federal Reserve Act.

As used in subsection (iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). In the event Tenant shall have abandoned the Premises, Landlord shall have the option of taking possession of the Premises and recovering from Tenant the amount specified in this subparagraph, or proceeding under the provisions of subparagraph b. below.

        b. Landlord can continue this Lease in full force and effect, and the Lease will continue in effect, as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect rent when due. During the period Tenant is in default, Landlord can enter the Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay to Landlord the rent due under this Lease on the dates the rent is due, less the rent Landlord receives from any reletting. No act by Landlord allowed by this paragraph shall terminate this Lease unless Landlord notifies Tenant the Landlord elects to terminate this Lease. After Tenant's default and for as long as Landlord does not terminate Tenant's right to possession of the Premises if Tenant obtains Landlord's consent, Tenant shall have the right to sublet its interest in this Lease, but Tenant shall not be released from liability. Landlord's consent to a proposed assignment or subletting shall not be unreasonably withheld.

        c. The foregoing remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law, to any equitable remedies Landlord may have, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditors' rights generally.

    28. SURRENDER OF PREMISES: On expiration of this Lease or within five (5) days after the earlier termination of the term, Tenant shall surrender to Landlord the Premises in good condition (except for ordinary wear and tear occurring after the last necessary maintenance made by Tenant and destruction to the Premises covered by paragraph 24). Tenant shall remove all its personal property within the above-stated time. Tenant shall perform all restoration made necessary by the removal of any Alterations or Tenant's personal property within the time periods stated in this paragraph.

        Landlord can elect to retain or dispose of in any manner any Alterations or any of Tenant's personal property that Tenant does not remove from the Premises on expiration or termination of the term as allowed or required by this Lease by giving at least ten (10) days' notice to Tenant. Title to any such Alterations or any of Tenant's personal property that Landlord elects to retain or dispose of on expiration of the ten (10) day period shall vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of any such Alterations or of any of Tenant's personal property. Tenant shall be liable to Landlord for Landlord's costs for storing, removing, and disposing of any alterations or any of Tenant's personal property.

        If Tenant fails to surrender the Premises to Landlord on expiration or five (5) days after termination of the term as required by this paragraph, Tenant shall hold Landlord harmless from all damages resulting from Tenant's failure to surrender the Premises, including, without limitation, claims made by a succeeding tenant resulting from Tenant's failure to surrender the Premises.

    29. DEFAULT BY LANDLORD:

        a. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligations within thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation, provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion. In no event shall Landlord be liable to Tenant for loss of profits, business interruption, or consequential damages if Landlord performs its obligations within the time periods specified in this paragraph.

        b. Tenant agrees to give any mortgage and/or trust deed holders, by Certified Mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of any notice of assignment of rents and leases, or otherwise) of the address of such mortgage and/or trust deed holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have any additional thirty (30) days within which to cure such default, or if such defau lt cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while remedies are being so diligently pursued.

    30. PARKING: Tenant shall have the use of the undesignated parking spaces set forth above in the Basic Lease Information on the cover page. Landlord shall use all reasonable efforts to insure that such space is available for Tenant's use, but shall not be required to tow parked cars, provide sanctions against improper parking, or otherwise take steps to free occupied parking spaces for Tenant's use. Tenant shall not use any parking spaces for truck parking or loading except for spaces specifically designated for such use by Landlord.

    31. ESTOPPEL CERTIFICATE: Tenant shall at any time and from time to time upon not less than ten (10) days' prior written notice from Landlord execute, acknowledge, and deliver to Landlord a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as modified is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any; (b) certifying that the Premises have been accepted by Tenant; (c) confirming the Commencement Date and the expiration date of the Lease; and (d) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults, if any are claimed. Any such statement may be relied upon by a prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Provided Tenant is not in default or breach of any term covenant or condition of this Lease and upon not less than ten (10) days prior written notice from Tenant, Landlord shall execute and deliver to any prospective lender or purchaser of Tenant a similar statement.

    32. SALE OF PREMISES: In the event of any sale of the Building, and upon its transferee's assumption of Landlord's obligations hereunder Landlord shall be and hereby is entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease and the transferee, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties of their successor in interest or between the parties and any such transferee, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease.

    33. SUBORDINATION, ATTORNMENT:

        a. This Lease is and shall be subordinate to any encumbrance now of record or recorded after the date of this Lease affecting the Building, other improvements, and land of which the Premises are a part. Such subordination is effective without any further act of Tenant. If any mortgagee, trustee, or ground landlord shall elect to have this Lease and any options granted hereby prior to the lien of its mortgage, deed of trust, or ground lease, and shall give written notice thereof to Tenant, this Lease and such options shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease or such options are deeded prior or subsequent to the date of said mortgage, deed of trust, or ground lease, or the date of recording thereof.

        b. In the event any proceedings are brought for foreclosure, or in the event of a sale or exchange of the real property on which the Building is located, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, at Purchaser's election Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

        c. Tenant agrees to execute any documents required to effectuate an attornment or to make this Lease or any option granted herein prior to the lien of any mortgage, deed of trust, or ground lease, as the case may be. If Tenant fails to execute and deliver any such documents or instruments, Tenant irrevocably constitutes and appoints Landlord as Tenant's special attorney-in-fact to execute and deliver any such documents or instruments.

    34. AUTHORITY OF PARTIES:

        a. Tenant's Authority: If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease an behalf of said corporation, in accordance with a duly adopted resolution of the board of directors of said corporation or in accordance with the bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Tenant is a partnership, each individual executing this Lease on behalf of said partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said partnership under the terms of the partnership agreement of said partnership.

        b. Landlord's Authority: The individual executing this Lease on behalf of Landlord, represents and warrants that it is duly authorized to execute and deliver this Lease on behalf of Landlord, and that this Lease is binding upon Landlord in accordance with its term.

    35. BROKERS: Landlord and Tenant each warrants that it has had no dealings with any real estate broker or agents in connection with the negotiation of this Lease except for the broker or brokers fisted in the Basic Lease Information on page 2 of this Lease, and it knows of no other real estate broker or agent who is entitled to a commission in connection with the Lease. Landlord agrees to pay any commission it is obligated to pay pursuant to a written brokerage agreement by and between Landlord and Landlord's Broker in connection with this Lease. Tenant agrees to indemnify and defend Landlord and hold Landlord harmless from any claims for brokerage commissions arising out of any discussion allegedly had by Tenant with any broker including, but not limited to, Tenant's Broker.

    36. HOLDING OVER:

        a. If Tenant holds over after the Term with the express written consent of Landlord such tenancy shall be from month to month only and shall not be a renewal hereof, and Tenant shall pay as Rent to Landlord for the use and occupancy of the Premises for each month Tenant holds over an amount agreed to be one and one-half (1.5) times the Rent which is due on the last month of the Term, and Tenant shall also comply with all of the terms, covenants, conditions, provisions and agreements of this Lease for the time during which Tenant holds over.

        b. If without the express written consent of Landlord, Tenants shall fail to vacate the Premises after the expiration of the Term or sooner termination or this Lease for any cause or after Tenants right to occupy the Premises ceases, thereafter, and notwithstanding anything to the contrary contained elsewhere in this Lease, Tenant shall pay as Rent to Landlord for the use and occupancy of the Premises for each month Tenant holds over an amount agreed to be one and one-half (1.5) times the Rent which is due on the last month of the Term, and Tenant shall also comply with all of the terms, covenants, conditions, provisions and agreements of this Lease for the time during which Tenant holds over. If the Premises are not surrendered at the end of the Term or of a permitted hold over period, Tenant shall be additionally responsible to

Landlord for all damage (including but not limited to the loss of Rent) which Landlord shall suffer by reason thereof, and Tenant hereby indemnifies Landlord against All claims made by any succeeding Tenant against Landlord, resulting from delay by Landlord in delivering possession of the Premises to such succeeding Tenant.

        c. Tenant's obligation to observe or perform all of the terms, covenants, conditions, provisions and agreements of this Paragraph shall survive termination of this Lease.

    37. RULES AND REGULATIONS: Tenant shall faithfully observe and comply with the reasonable rules and regulations that Landlord shall from time to time promulgate. Landlord reserves the right from time to time to make all reasonable modifications to said rules. The additions and modifications to those rules shall be binding upon Tenant upon delivery of a copy of them to Tenant. (A copy of the present rules and regulations is attached hereto as Exhibit E). Landlord shall not be responsible to Tenant for the nonperformance of any said rules by any other tenants or occupants.

    38. GENERAL PROVISIONS:

        a. PLATS AND RIDERS: Clauses, plats, addenda and riders, if any, signed by the Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

        b. JOINT OBLIGATION: If there be more th an one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

        c. MARGINAL HEADINGS: The marginal headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof

        d. TIME: Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor.

        e. RECORDATION: Tenant shall not record this Lease or a short form memorandum hereof without the prior written consent of Landlord.

        f. QUIET POSSESSION: Subject to the provisions of Paragraph 33 upon Tenant paying the Rent reserved hereunder, and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease.

        g. PRIOR AGREEMENTS: This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

        h.  INABILITY TO PERFORM:

             (i) This lease and obligation of Tenant to pay Rent and a other sums due hereunder to keep, observe and perform all of the other terms, covenants, conditions, provisions and agreements of this Lease on the part of Tenant to be kept, observed or performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease, or is delayed or curtailed in any way from doing so, by reason of any cause beyond Landlord's reasonable control, including, but not limited to, acts of God, strike or labor troubles, fuel or energy shortages, governmental preemption or curtailment in connection with a national emergency or in connection with any rule, order, guideline or regulation of any department or governmental agency or by reason of the conditions of supply and demand which have been or are affected by a war or other emergency ("Force Majeure"). Any such prevention, delay or curtailment shall be deemed excused and Landlord shall not be subject to any liability resulting therefrom.

             (ii) Notwithstanding the foregoing, in the event Landlord is unable to fulfill any of its obligations under this Lease, or is delayed or curtailed in any way front doing so, within the time periods set forth herein, for more than one hundred eighty (180) days by reason for Force Majeure, Tenant may terminate this Lease by written notice to Landlord.

        i. JURY TRIAL: The parties hereto shall and they hereby do, waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises and/or any claim of injury or damage. In the event Landlord commences any proceedings for nonpayment of rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceedings except for compulsory counterclaims.
This shall not, however, be construed as a waiver of the Tenant's right to assert such claim in any separate action or actions brought by the Tenant.

        j. LANDLORD'S PERSONAL LIABILITY: The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord and its present or future partners in the Building, and Tenant agrees to look solely to Landlord's or Landlord's present or future partners' interest in the Building for recovery of any judgment from Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency.

        k. SEPARABILITY: Any provisions of this Lease which shall prove to be invalid, void, and illegal shall in no way affect, impair, or invalidate any other provisions hereof, and such other provisions shall remain in full force and effect, unless Landlord in its sole discretion determines that the invalid or illegal provision affects a material benefit or obligation hereunder.

        1. CHOICE OF LAW: This Lease shall be governed by the laws of the State in which the Premises are located.

        M. SIGNS: Tenant shall not place any sign upon the Premises without Landlord's prior written consent. Landlord's consent to Tenant's signs shall not be unreasonably withheld if Tenant's signs comply with Landlord's signage program.

        n. LATE CHARGES: Tenant acknowledges that late payment by Tenant to Landlord of Rent will came Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing charges, accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any installment of Rent or other sums due from Tenant is not received by Landlord on the date same are due, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of such overdue amount as a late charge. This late charge shall be due and payable one day after the date any such overdue amount was due. The parties agree that this late charge represents a fair and reasonable estimate of the administrative and other costs that Landlord will incur by reason of late payment by Tenant.
 Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord.

        o. INTEREST: Notwithstanding any other provisions of this Lease, including paragraph 38n., any installment of Rent or other amounts due under this Lease not paid to Landlord when due shall bear interest from the date due or from the date of expenditure by Landlord for the account of Tenant, until the same have been fully paid, at a rate per annum which is the lesser of the reference rate of Bank of America or the highest rate allowed by law. The payment of such interest shall not constitute a waiver of any default by Tenant hereunder.

        p. ATTORNEYS' FEES: In the event any legal action is brought to enforce or interpret the provisions of this Lease, the prevailing party therein shall be entitled to recover all costs and expenses including reasonable attorneys' fees.

        q. MODIFICATION: This Lease contains the entire agreement between the parties relating to the rights herein granted and the obligations herein assumed. Any oral representations of modifications concerning this Lease shall be of no force and effect, excepting a subsequent modification in writing signed by the party to be charged.

        r. EXECUTION: Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

        s. VACATION OF THE PREMISES: Upon not less than thirty (30) days prior written notice to Landlord and upon satisfaction of all of the following conditions, Tenant may temporarily vacate the Premises for a period of not more than thirty (30) days during any consecutive twelve (12) mouth period: (i) Tenant, at its sole expense, shall comply with Landlord's security requirements to protect the Premises; (ii) Tenant shall make arrangements satisfactory to Landlord to maintain the Premises; and (iii) Tenant shall not otherwise be in default under this Lease. Under no circumstances shall Landlord be responsible for the Premises (except as provided in this Lease) during Tenant's vacation thereof or for any of Tenant's property at any time.

        t. NONDISCRIMINATION: Tenant herein covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through it, and this Lease is made and accepted upon and subject to the following conditions:

        That there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, religion, sex, age, marital status, creed, national origin, or ancestry, in the leasing, subleasing, transferring, use, occupancy, tenure, or enjoyment of the Premises herein leased nor shall the Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use, or occupancy of tenants, subtenants, or vendees in the Premises herein leased.

    39. NOTICES:

        a. Except as otherwise in this Lease provided, a bill, demand, statement, consent, notice or communication which Landlord may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if in writing, delivered personally to Tenant or sent by certified mail (return receipt requested) or private express mail courier (postage and/or handling charges fully prepaid) addressed to Tenant at the address set forth in the Basic Lease Information. or at such other address as Tenant shall designate by notice given as herein provided. Any notice, request, demand or communication by Tenant to Landlord must be in writing and delivered personally to Landlord or sent by certified mail (return receipt requested) or express private mail courier (postage and/or handling charges fully prepaid), addressed to Landlord, at the address set forth in the Basic Lease Information or at such other address as Landlord shall designate by notice given as herein provided.

        b. The time of the rendition of such bills or statements and of the giving of such consents, notices, demands, requests or communications by Tenant or Landlord shall be deemed to be the earlier of (i) the date received; (ii) if the notice is sent by certified mail, two (2) days after the same is mailed; or (iii) if the notice is sent by private express mail courier, one (1) day after the same is sent.

        c. Rejection or refusal to accept a notice, request, demand or the inability to deliver same because of a changed address of which no notice was given shall be deemed to be a receipt of the notice, request or demand sent.

    40. INTENTIONALLY DELETED.

    41. CROSS DEFAULT: Any default or breach in the performance of any terms, conditions or covenants contained in the 170 Rose Orchard Way Restated Lease, the 110 Rose Orchard Way Restated Lease or in the 130 Rose Orchard Way Restated Lease shall constitute a default under this Lease. Any default or breach in the performance of any terms, conditions or covenants contained in this Lease shall contstitute a default under the 170 Rose Orchard Way Restated Lease, the 110 Rose Orchard Way Restated Lease and under the 130 Rose Orchard Way Restated Lease.

    42. INTENTIONALLY DELETED.

    43. TENANT'S RIGHT OF FIRST OPPORTUNITY TO NEGOTIATE:

        a. Landlord hereby grants Tenant a one-time right of first opportunity to negotiate an agreement (i) to lease a proposed building known as "Building G", which is as yet of undefined size and character, which shall eventually be built on the land site designated as "Building G Lot" on the attached Exhibit G to the Lease, before construction is commenced on Building G or a lease for Building G is consummated with a third party, or (ii) to purchase the Building G Lot, pursuant to the terms of this Lease. This right of first opportunity to negotiate shall be a one-time right only, except that one or more good faith unsolicited inquiries from Tenant shall not operate so as to terminate Tenants right of first opportunity hereunder. Tenants right of first opportunity to negotiate to purchase the Building G Lot shall automatically terminate upon Landlord's giving of the Notice to Lease (as defined below).

        b. When and if Landlord determines that it desires to construct and lease Building G, Landlord shall so inform Tenant by written notice ("Notice to Lease"). In the event Landlord determines that it desires to sell the Building G Lot without constructing Building G, Landlord shall so inform Tenant by written notice ("Notice to Sell"). Within thirty (30) days after the giving of the Notice to Lease or the Notice to Sell, Tenant shall inform Landlord by written notice either: (i) that Tenant does not desire to lease Building G (in the event it receives a Notice to Lease), or to purchase the Building G Lot (in the event it receives a Notice to Sell), in which event Landlord shall have the right to negotiate the lease of Building G, construct Budding G, and to lease or sell Building G and/or the Building G Lot to any person or entity other than Tenant without further obligation to Tenant with respect to such negotiation, construction, lease or sale; or (ii) that Tenant desires to lease Building G (in the event it receives a Notice to Lease) or that Tenant desires to purchase the Building G Lot (in the event it receives a Notice to Sell). Tenant's failure to provide such written notice within the prescribed time period shall constitute Tenant's rejection of the opportunity to enter into negotiation to lease Building G and to purchase the Building G Lot.

        c. In the event Tenant informs Landlord of Tenant's desire to lease Building G, or to purchase the Building G, Lot as the case may be, then Landlord and Tenant shall negotiate in good faith a written lease for the lease of Building G or a purchase agreement for the sale of the Building within sixty (60) days of the Notice to Lease or the Notice to Sell (as the case may be), then Landlord shall have the right to negotiate the lease of Building G and to construct, lease, and/or sell Building G and/or the Building G Lot to any person or entity other than Tenant at any time thereafter without further obligation to Tenant with respect to such negotiation, construction, lease or sale under any term, covenants and conditions, whether or not they confirm to those offered to Tenant.

        d. The right of first opportunity to negotiate set forth in this Lease in no manner precludes Landlord from considering or negotiating any unsolicited inquiries or offers to lease or purchase Building G and/or the Building G Lot. In the event Landlord receives any unsolicited inquiry or offer to purchase or lease and the right of first opportunity to negotiate set forth in this Lease has not terminated, (i) Landlord shall inform named Tenant that it has received an unsolicited inquiry or offer to purchase or lease (the "Unsolicited Inquiry Notice", and (ii) within one (1) business day after the Unsolicited Inquiry Notice is given, Tenant shall inform Landlord by written notice either:

             (a) that Tenant does not desire to lease Building G (in the event the unsolicited inquire or offer is to lease Building G) or to purchase the Building G Lot (in the event the unsolicited inquiry or offer is to purchase Building G), in which event Landlord shall have the right to negotiate the lease of Building G, construct Building G, and to lease or sell Building G and/or the Building G Lot to any person or entity other than Tenant without further obligation to Tenant with respect to such negotiation, construction, lease or sale; or

             (b) that Tenant desires to lease Building G (in the event the unsolicited inquiry or offer is to lease Building G) or that Tenant desires to purchase the Building G Lot (in the event the unsolicited inquiry or offer is to purchase Building G).

Tenant's failure to provide such written notice within the prescribed time period shall constitute Tenant's rejection of the opportunity to enter into negotiation to lease Building G and to purchase the Building G Lot. Landlord shall not be obligated to disclose the terms and conditions of any unsolicited inquiry or offer in the Unsolicited Inquiry Notice. In the event that an unsolicited inquiry or offer results in the lease or sale of Building G and/or the Building G Lot, Tenant's right of first opportunity to negotiate an agreement to lease Building G or to purchase the Building G Lot set forth in this Lease shall become null and void and Tenant shall cease to have any right of first opportunity to negotiate any such agreement.

        e. In the event, pursuant to the previous paragraph, Tenant informs Landlord of Tenant's desire to lease Building G, or to purchase the Building G Lot, as the case may be, then Landlord and Tenant shall negotiate in good faith a written lease for the lease of Building G or a purchase agreement for the sale of the Building G Lot. In the event Landlord and Tenant do not (i) within three (3) business days after the Unsolicited Inquiry Notice is given to Tenant, agree to all primary terms, covenants and conditions to lease or purchase (as the case may be), and (ii) within ten (10) business days after the Unsolicited Inquiry Notice is given to Tenant, execute a final written lease or purchase agreement (as the case may be), then Landlord shall have the right to negotiate the lease of Building G and to construct, lease, and/or sell Building G and/or the Building G Lot to any person or entity other than Tenant at any time thereafter without further obligation to Tenant with respect to such negotiation, construction, lease, or sale under any tam, covenants and conditions, whether or not they conform to those offered to Tenant.

        f. Tenant's right of first opportunity to negotiate an agreement to lease Building G or to purchase the Building G Lot granted under this Lease
(i) are personal to the Tenant named in this Lease and no subtenant or assignee of Tenant shall have any such right, and (ii) shall lapse if (x) at or after the date Landlord gives the Notice to Lease, the Notice to Sell or the Unsolicited Inquiry Notice to Tenant and before the consummation of any lease or purchase agreement with Tenant, Tenant is in default under the terms of this Lease, (y) Tenant has assigned its interest in this Lease, or (z) this Lease is terminated or has expired.

    44. HAZARDOUS MATERIALS:

        a. Tenant will not use, generate manufacture, produce, store, release, discharge or dispose of, on, under or about the Premises or transport to or from the Premises any Hazardous Material (is defined below) or allow its employees, agents, contractors, invitees or any other person or entity to do so.

        b. Tenant shall keep and maintain the Premises in compliance with, and shall not cause or permit the Premises to be in violation of any environmental Law (any and all federal, state or local laws, ordinances, rules or regulations pertaining to health, industrial hygiene or the environmental conditions on, under or about the Premises, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 as amended, 42 U.S.C. Section 9601 ET SEQ., ("CERCLA"), the Resource Clean Air Act, 42 U.S.C. Section 7401 ET SEQ., the Porter Cologne Water Quality Control Act, California Water Code Section 13000 ET SEQ. California Hazardous Waste Control Act, Health and Safety Code Section 25100 ET SEQ., Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health and Safety Code Section 25300 ET SEQ., those laws described in Paragraph 12 hereof and implementing regulations and rules, all as are or which may be amended, are herein collectively referred to as "Environmental Laws") (the "Environmental Laws" and the "Plan" are hereinafter collectively referred to as the "Regulations"). Tenant shall surrender the Premises in as good a condition as when received by Tenant, reasonable wear and tear excepted, it being specifically agreed to by Landlord and Tenant that the presence at expiration or termination of this Lease of Hazardous Materials which are generated, released, discharged or disposed of by Tenant on, under or about the Premises, shall not be "reasonable wear and tear" as that term, is used in this Lease.

        c. Tenant agrees to provide Landlord with (i) a copy of any hazardous material management plan or similar document required by any governmental entity or by Landlord as set forth herein, and (ii) copies of all reports, studies and written results of tests or inspections conducted at the Premises with respect to Hazardous Materials, whether conducted by Tenant or any other person including but not limited to any governmental entity (collectively "Reports"). Tenant shall deliver all Reports to Landlord no later than forty-eight (48) hours following Tenant's obtainment of such Reports.

        d. At least once every twelve (12) months during the Term, and more often as is permitted pursuant to the provisions of section (B) hereinbelow, Landlord may install permanent testing wells to be installed at or about the Premises and may cause the ground water to be tested to detect the presence of Hazardous Materials by the use of such wells as are then customarily used for such purposes. If Tenant so requests, Landlord shall supply Tenant with copies of such test results. The cost of such tests and of the installation, maintenance, repair and replacement of such welts shall be paid by Tenant.

        e. Landlord and its representatives shall have the right, at the following times, to enter the Premises and to (i) conduct any testing, monitoring and analysis for Hazardous Materials; and (ii) review any documents, materials, inventory, financial data or notices or correspondence to or from private parties or governmental entities in connection therewith.

             (A) At any time during the term of this Lease if, in Landlord's reasonable judgment, Tenant is breaching its obligations under this Addendum or is not in substantial compliance with any other provisions of this Lease; and

             (B) As permitted by Paragraph 23 of this Lease.

        f. Prior to Landlord retailing any independent consultant(s) pursuant to the provisions of Paragraph d. or e., if Landlord determines that the aggregate cost(s) of such consultant(s) in any one calendar year shall exceed five thousand dollars ($5,000.00), Landlord shall consult, in good faith, with Tenant with respect to the need to retain such consultants.
Also, prior to Landlord, pursuant to the provisions of Paragraph d., installing, placing or otherwise causing to be constructed any test wells on or about Technology Centre Landlord shall consult, in good faith, with Tenant with respect to the need to construct additional test wells. All costs and expenses reasonably incurred by Landlord in connection with any Inspection pursuant to this Lease shall become due and payable by Tenant as additional rent, upon presentation by Landlord of an invoice therefor.

        g.  Tenant shall give immediate written notice to Landlord of:

             (i) Any action, proceeding or inquiry by any governmental authority (including, without limitation, the California State Department of Health Services, the State or any Regional Water Quality Control Board, the Bay Area Air Quality Management District or any local government entity) with respect to the presence of any Hazardous Material on the Premises or the migration thereof from or to other property;

             (ii) All demands or claims made or threatened by any third party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Materials; and

             (iii) Any spill, release, discharge or non-routine disposal of Hazardous Materials that occurs with respect to the Premises or Tenant's operations, including, without limitation, those that would constitute a violation of Health and Safety Code Section 25249.5 or any other environmental Law;

             (iv) All matters of which Tenant is required to give notice of pursuant to Section 25359.7 of the California Health and Safety Code; and

             (v) Tenant's discovery of any occurrence or condition on, under or about the Premises or any real property adjoining or in the vicinity of the Premises or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Premises under any Environmental Law including without limitation, Tenant's discovery of any occurrence or conditions on any real property adjoining or in the vicinity of the Premises that could cause the Premises or any part thereof to be classified as 'border-zone property' under the provisions of California Health and Safety Code Sections 25220 ET SEQ. or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Premises under any Environmental Law.

        h. Landlord shall have the right to join and participate in as a party if it so elects, any legal proceedings or actions affecting the Premises initiated in connection with any Environmental Law and have its attorneys' fees in connection therewith paid by Tenant.

        i. Tenant shall indemnify and hold harmless Landlord, its directors, officers, employees, agents, successors and assigns (collectively "Landlord") from and against any and all claim arising from Tenant's use of the Premises for the conduct of its business or from any activity, work or other things done or suffered by the Tenant in or about the Buildings and shall further indemnify and hold harmless Landlord against and from any and all claims directly arising from breach or default in performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of the Tenant, or any officer, agent, employee, guest or invitee of Tenant, and from all and against all costs, attorneys' fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon, including, without limitation, claims, fines, judgments, penalties, losses, damages, costs, expenses or liabilities (including attorneys' fees and costs) directly or indirectly arising, in any manner whatsoever, out of or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a Hazardous Material on, under or about the Premises (collectively a "Release") including without limitation, (i) all foreseeable consequential damages including without limitation loss of rental income and diminution in property value; and (ii) the costs of any investigation, monitoring, removal, restoration, abatement, repair, cleanup, detoxification or other ameliorative work of any kind or nature required by any governmental agency having jurisdiction thereof or Landlord (collectively "Remedial Work") and the preparation and implementation of any closure, remedial or other required plans. This indemnity shall survive the expiration or termination of this Lease. In any action or proceeding brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. In addition, Tenant as a material part of the consideration to Landlord, hereby assumes all risk or damage to property or injury to persons, in, upon or about the Premises, except that Tenant shall not assume any risk for damage to Tenant resulting from the acts or omissions of Landlord or its authorized representatives.

        j. In the event of the occurrence of a Release, Tenant shall, at its sole expense and within thirty (30) days after demand by Landlord (or such shorter period of time as may be required under applicable laws or by any governmental entity having jurisdiction thereof) commence to perform and thereafter diligently prosecute to completion such Remedial Work as is necessary to restore the Premises to the condition existing prior to the introduction of any Hazardous Materials. All such Remedial Work shall be performed in conformance with the requirements of Landlord and all applicable Environmental Laws. All Remedial Work shall be performed by one or more contractors, approved in advance in writing by Landlord, and under the supervision of a consulting engineer approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant including, without limitation, to the charges of such contractor(s) and/or the consulting engineer, and Landlord's reasonable attorneys' fees and costs incurred in connection with monitoring or review of such Remedial Work. In the event Tenant shall fail to timely commence or cause to be commenced, or fail to diligently prosecute to completion such Remedial Work, Landlord may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith, shall become immediately due and payable.

        k.  The term "Hazardous Material" shall include without limitation:

             (i) Those substances included within the definitions of "hazardous substances", "hazardous materials", "toxic substances", or "solid waste" in CERCLA, RCRA, and the Hazardous Materials Transportation Act,
        49 U.S.C. Sections 1801 ET SEQ. and in the regulations promulgated pursuant to said laws:

             (ii) Those substances defined as "hazardous wastes" in
        Section 25117 of the California Health & Safety Code, or as "hazardous substances" in Section 25316 of the California Health & Safety Code, and in the regulations promulgated pursuant to said laws;

             (iii) Those substances fisted in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

             (iv) Such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations including without limitation California Health and Safety Code, Division 20, and California Administrative Code, Division 4;

             (v) Any material, waste or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sections 1251 ET SEQ. (33 U.S.C. Section 1321) or listed pursuant to
        Section 307 of the Clean Water Act (33 U.S.C. Section 1317); (E) flammable explosives, or (F) radioactive materials.

        l. Notwithstanding anything to the contrary set forth in this Paragraph or in the Lease, including without limitation, the provisions of Paragraph 26 of the Lease, Tenant's failure to observe or perform any of the covenants, conditions or provisions of this Paragraph 44 to be observed or performed by Tenant shag constitute a default and breach of this Lease by Tenant upon the delivery of written notice of such failure by Landlord to Tenant.

        IN WITNESS WHEREOF, this Lease Agreement is executed on the date and year first above written.:

LANDLORD:

        METROPOLITAN LIFE INSURANCE COMPANY
        a New York corporation



        By:      /S/ EDWARD J. HAYES
           --------------------------------
        Print Name:   EDWARD J. HAYES
                   ------------------------
        Title:   ASSISTANT VICE PRESIDENT
              -----------------------------
TENANT:

        DIGITAL MICROWAVE CORPORATION
        a Delaware corporation


        By:      /S/ CARL A. THOMSEN
           --------------------------------
        Print Name:   CARL A. THOMSEN
                   ------------------------
        Title:   VP - CFO
              -----------------------------

                                   EXHIBIT A

                          [GRAPHICS:  LEASE PREMISES]

                                   EXHIBIT B

                                  Page 1 of 1

           To the Lease Agreement dated April 5, 1995 by and between
          Metropolitan Life Insurance Company, as Owner and Landlord
                                      and
                   Digital Microwave Corporation, as Tenant

        For a Portion of 180 Rose Orchard Way, San Jose, California (Building E)

    1. Landlord and Tenant agree that Landlord will provide a tenant improvement allowance in an amount not to exceed Forty Nine Thousand Three Hundred Thirty Two Dollars and No Cents ($49,332.00) Landlord's Maximum Contribution).

    2. The cost of the Landlord's Work ("Landlord's Work Costs") to be paid by Landlord from said allowance shall include:

        (a) The costs of preliminary space planning (including one revision) and final architectural and engineering plans and specifications
(Construction Drawings) for the Landlord's Work, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation;

        (b) All costs of obtaining building permits and other necessary authorizations from the City of San Jose and State of California;

        (c) All costs of interior design and finish schedule plans and specifications including as-built drawings;

        (d) All direct and indirect costs of procuring and installing Landlord's work in the Premises, including the construction fee for overhead and profit and the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by Landlord's contractor in connection with construction of the Landlord's Work; and

        (e) All fees payable to Landlord's architectural and engineering firm if it is required by Tenant to redesign any portion of the Landlord's Work following Tenant's approval of the Construction Drawings.

    In no event shall the Landlord's Work Costs include any costs or procuring or installing in the Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment or other personal property ("Personal Property") to be used in the Premises by Tenant, and the cost of such Personal Property shall be paid by Tenant.

LANDLORD:                              TENANT:

METROPOLITAN LIFE INSURANCE COMPANY    DIGITAL MICROWAVE CORPORATION

By: /s/ CARL A. THOMSEN                By:  /s/ EDWARD J. HAYES
   --------------------------------       -------------------------------
Print Name:   CARL A. THOMSEN          Print Name:    EDWARD J. HAYES
           ------------------------               -----------------------
Its:     VP - CFO                      Its:      ASSISTANT VICE PRESIDENT
    -------------------------------        ------------------------------

                                  EXHIBIT B-1

                          [GRAPHICS:  LEASE PREMISES]

                                   EXHIBIT B-2

                          [Graphics:  Lease Premises]

                                   EXHIBIT C

                                 RENT SCHEDULE

                                  Page 1 of 1

             To the Lease Agreement dated April 5, 1995 by and between

             Metropolitan Life Insurance Company, as Owner and Landlord
                                       and
                       Digital Microwave Corporation, as Tenant

      For a portion of 180 Rose Orchard Way, San Jose, California (Building E)

     Tenant shall pay Rent in advance on the first day of each month as set forth hereinbelow:

                      June 1, 1995 through September 30, 2001
                               at $8,941.42 per month

In addition to the Rent set forth above, Tenant shall pay his share of Operating Expenses, as specified in Paragraph 8, taxes as specified in Paragraph 9 and Utilities Referred to in Paragraph 10 commencing on june 1, 1995.

                                   EXHIBIT E

                            RULES AND REGULATIONS

                                  Page 1 of 2

           To the Lease Agreement dated April 5, 1995 by and between

          Metropolitan Life Insurance Company, as Owner and Landlord

                                      and

                    Digital Microwave Corporation, as Tenant

     For a portion of 180 Rose Orchard Way, San Jose, California (Building E)

     1. No advertisement, picture or sign of any sort shall be displayed on or outside the Premises without the prior written consent of the Landlord. Landlord shall have the right to remove any such unapproved item without notice and at Tenant's expense.

     2. Except in the normal conduct of its business, Tenant shall not regularly park motor vehicles in designated parking areas after the conclusion of normal daily business activities.

     3. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the consent of Landlord.

     4. All window coverings installed by Tenant and visible from the outside of the building require the prior written approval of Landlord.

     5. Tenant shall not use, keep or permit to be used or kept any foul or obnoxious gas or substance or any inflammable or combustible materials on or around the Premises.

     6. With respect to any locks for which Landlord has not been given a key, Tenant shall provide Landlord a list of individuals who possess such keys and their telephone numbers.

     7. Tenant shall park motor vehicles in those general parking areas as designated by Landlord except for loading and unloading. During those periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow within the project and loading and unloading areas of other Tenants.

     8. Tenant shall not solicit, canvas or unreasonably disturb any occupant of the building or project and shall cooperate to prevent same.

     9.  No persons shall go on the roof without Landlord's permission.

     10. Business machines and mechanical equipment belonging to the tenant which cause noise or vibration that may be transmitted to the structure of the building, to such a degree as to be objectionable to Landlord or other Tenants, shall be placed and maintained by tenant, at tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise vibration.

     11. All goods, including materials used to store goods, delivered to the premises of the Tenant shall be immediately moved into the premises and shall not be left in parking or receiving areas overnight.

     12. Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the Project or on streets adjacent thereto.

     13. Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.

     14. Tenant is responsible for the proper storage of all trash. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by the landlord.

    15. Tenant shall not store or permit the storage or placement of goods or merchandise in or around the common areas surrounding the Premises. No displays or sales of merchandise shall be allowed in the parking lots or other common areas.


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

                    To the Lease Agreement Dated April 5, 1995
                 METROPOLITAN LIFE INSURANCE COMPANY as Landlord

                                      and

                     DIGITAL MICROWAVE CORPORATION, as Tenant
                               180 Rose Orchard Way
                            San Jose, California 95134

                                 AMENDMENT No. 1
                                   Page 1 of 1

     This Amendment to Lease is entered into this 12th day of April 1995 between METROPOLITAN LIFE INSURANCE COMPANY as Landlord, (hereinafter called "Lessor"), and Digital Microwave Corporation as Tenant, (hereinafter called "Lessee").

     WHEREAS the parties hereto desire to amend that certain Lease made by the Parties on April 5, 1995 for the premises located at 180 Rose Orchard Way, San Jose, California 95134.

     NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, effective June 15, 1995, the parties agree as follows:

     1. TERM: The term of the Lease shall be amended to commence June 15, 1995 and expire on September 30, 2001.

     Except as set forth in this Amendment, all terms and conditions of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment on the date and year first above written.

LESSOR:


METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation


By:  /s/ EDWARD J. HAYES                             Dated:    7/21/95
   -------------------------------------------             ----------------
   Edward J. Hayes, Assistant Vice President

LESSEE:

DIGITAL MICROWAVE CORPORATION,
a Delaware corporation


By:  /s/ JOHN P. O'NEIL                              Dated:  JULY 5, 1995
   -------------------------------------------             ----------------


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